PROSPECTUS SUPPLEMENT (To Prospectus dated April 27, 2021)	Filed Pursuant to 424(b)(3) File No. 333-255544

Biotricity, Inc.

Up to $50,000,000

Common Stock

We have entered into an At The Market Offering Agreement which we refer to herein as the ATM Agreement, with H.C. Wainwright & Co., LLC, or Wainwright, as the Manager, relating to the sale of shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the ATM Agreement, under this prospectus supplement and the accompanying prospectus, we may offer and sell shares of our common stock, $0.001 par value per share, having an aggregate offering price of up to $50,000,000 from time to time through the Manager.

Our common stock is quoted on The Nasdaq Capital Market under the symbol “BTCY.” On March 15, 2022, the last reported sale price of our common stock was $2.36 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. If we and Wainwright agree on a method of distribution other than sales of shares of our common stock on or through Nasdaq or another existing trading market at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

The Manager is not required to sell any specific number or dollar amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Manager and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Manager for sales of common stock sold pursuant to the ATM Agreement will be an amount equal to 3% of the aggregate gross proceeds of any shares of common stock sold under the ATM Agreement. In connection with the sale of the common stock on our behalf, the Manager will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Manager will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Manager with respect to certain civil liabilities, including liabilities under the Securities Act.

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement, page S-4 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is March 22, 2022.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-1

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $100,000,000, of which this offering is a part. As of the date of this prospectus, we have sold an aggregate of $16,145,993 worth of securities pursuant   to the registration statement.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “Biotricity,” the “Company,” “we,” “us,” “our” or similar references to refer to Biotricity, Inc. together with any subsidiaries.

S-2

FORWARD-LOOKING INFORMATION

The prospectus and this prospectus supplement, including the documents that we incorporate by reference, contain forward-looking statements. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning:

○	our possible or assumed future results of operations;

○	our business strategies;

○	our ability to attract and retain customers;

○	our ability to sell additional products and services to customers;

○	our cash needs and financing plans;

○	our competitive position;

○	our industry environment;

○	our potential growth opportunities;

○	expected technological advances by us or by third parties and our ability to leverage them;

○	the effects of future regulation; and

○	the effects of competition.

All statements in this prospectus supplement, the prospectus and the documents and information incorporated by reference in this prospectus supplement and the documents and information incorporated by reference in the prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

You should read the prospectus and this prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which the prospectus and this prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in the prospectus and this prospectus supplement is accurate as of the date on the front cover of the prospectus or this prospectus supplement only. Because the risk factors referred to in this prospectus supplement, as well as the risk factors referred to on page of the prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in the prospectus and this prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

S-3

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about our company, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus, and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” contained in this prospectus supplement beginning on page S-6, and the financial statements and notes incorporated by reference herein, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Business Overview

Biotricity is a leading-edge medical technology company focused on biometric data monitoring solutions. Our aim is to deliver innovative, remote monitoring solutions to the medical, healthcare, and consumer markets, with a focus on diagnostic and post-diagnostic solutions for lifestyle and chronic illnesses. We approach the diagnostic side of remote patient monitoring by applying innovation within existing business models where reimbursement is established. We believe this approach reduces the risk associated with traditional medical device development and accelerates the path to revenue. In post-diagnostic markets, we intend to apply medical grade biometrics to enable consumers to self-manage, thereby driving patient compliance and reducing healthcare costs. Our first focus is on the multi-billion-dollar diagnostic mobile cardiac telemetry market, otherwise known as MCT.

We developed our FDA-cleared Bioflux® MCT technology, comprised of a monitoring device and software components, which we made available to the market under limited release on April 6, 2018, in order to assess, establish and develop sales processes and market dynamics. The fiscal year ended March 30, 2020 marked the Company’s first year of expanded commercialization efforts, focused on sales growth and expansion. We have expanded our sales efforts to 25 states, with the intention to expand further and compete in the broader US market using an insourcing business model. Our technology has a large potential total addressable market, which can include hospitals, clinics and physicians’ offices, as well as independent diagnostic testing facilities (or IDTFs). We believe our solution’s insourcing model, which empowers physicians with state-of-the-art technology and charges technology service fees for its use, has the benefit of a reduced operating overhead for the Company, and enables a more efficient market penetration and distribution strategy. This, when combined with the value of the Company’s solution in the diagnosis of cardiac arrhythmias, enhancement of patient outcomes, improved patient compliance, and the corresponding reduction of healthcare costs, is what we believe is driving growth and increasing revenue.

Recently, the Company has begun to implement its product roadmap strategy, designed to penetrate deeper into current customer accounts and increase the company’s total addressable market. The following product development has taken place in the past 6 months:

●	On January 24, 2022, the Company announced that it has received the 510(k) FDA clearance of its Biotres patch solution, which is a novel product in the field of Holter monitoring. This product is expected to be launched this year. The Biotres solution is a patch device that, unlike other Holter monitors, adds connectivity, the ability to charge, and improved data collection and arrythmia detection accuracy through 3 channels, while maintaining patient convenience.

●

The Company has begun pre-order sales of its consumer product, Bioheart to assess and develop its go-to-market strategy. Bioheart is a personal heart monitor that is intended to be a lifestyle and wellness solution designed for healthy individuals.

Until August 25, 2021, our common stock was quoted on OTCQB under the symbol “BTCY”. Our common stock began trading on the Nasdaq Capital Market on August 26, 2021 under the symbol “BTCY” On August 26, 2021, we entered into an underwriting agreement with H.C. Wainwright & Co., LLC as representative of the several underwriters named therein, relating to the Company’s underwritten public offering of 5,000,000 shares of common stock, par value 0.001 per share at $3.00 per share. We received net proceeds of approximately $14,545,805, and issued 5,382,331 shares of our common stock, which included 382,331 shares of common stock issued in connection with the representative’s exercise of its over-allotment option.

On December 21, 2021, the Company entered into a Credit Agreement (“Credit Agreement”) with SWK Funding LLC (“Lender’), wherein the Company has borrowed $12,000,000, with a maturity date of December 21, 2026. The principal will accrue interest at the LIBOR Rate plus 10.5% (subject to adjustment as set forth in the Credit Agreement).

The Company and Lender also entered into a Guarantee and Collateral Agreement (“Collateral Agreement”) wherein the Company agreed to secure the Credit Agreement with all of the Company’s assets. The Company and Lender also entered into an Intellectual Property Security Agreement dated December 21, 2021 (the “IP Security Agreement”) wherein the Credit Agreement is also secured by the Company’s right title and interest in the Company’s Intellectual Property.

In connection with the Credit Agreement the Company issued Common Stock Purchase Warrant (the “Warrant”) to purchase up to 57,536 shares of the Company’s common stock, at exercise price of $6.26 per share (subject to adjustment as set forth in the Warrant). The Warrant terminates on December 21, 2028.

Company has entered into agreements pursuant to which certain securities issued by the Company are subject to registration rights. In 2021, the Company issued warrants exercisable into shares of Common Stock (the “Warrants”) and convertible promissory notes (the “Notes”) with a face value of $12,588,000 to certain accredited investors. Including unconverted notes, if they were to convert at an assumed $3.00 conversion price, the Warrants are exercisable and Notes are convertible into approximately 13,095,506 shares of Common Stock of the Company. The Notes and Warrants contain registration rights requiring the Company to use its best efforts to register the shares of Common Stock underlying the each of the Notes and Warrants and the Company intends to complete the process of registration of the Common Stock underlying the Notes and Warrants.

S-4

THE OFFERING

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the common stock, see “Description of Common Stock” in the accompanying prospectus.

Common Stock offered by us	Shares of our common stock having an aggregate offering price of up to $50,000,000.

Manner of offering	“At the market offering” that may be made from time to time through our Manager, H.C. Wainwright & Co., LLC See “Plan of Distribution” on page S-12 of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from the sale of the shares offered by this prospectus supplement for working capital and general corporate purposes.

Common stock outstanding before this offering	49,810,322 shares

Risk Factors	Investment in our common stock involves a high degree of risk. See “Risk Factors” on page S-6 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus, for factors to consider before deciding to purchase our securities.

Nasdaq Capital Market stock symbol	BTCY

Risk factors	Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page S-4 of the accompanying prospectus.

S-5

RISK FACTORS

Any investment in our securities involves a high degree of risk, including the risks described below. Before purchasing our common stock, you should carefully consider the risk factors set forth below, as well as all other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference, including our consolidated financial statements and the related notes and the additional risk factors contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any amendments thereto, as filed with the SEC, before deciding whether to invest in our common stock. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations could suffer. As a result, the trading price of our stock could decline, perhaps significantly, and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See the section entitled “Forward-Looking Information”.

Risks Related to Intellectual Property

Intellectual property litigation and infringement claims could cause us to incur significant expenses or prevent us from selling certain of our products.

The medical device industry in which we operate is characterized by extensive intellectual property litigation and, from time to time, we might be the subject of claims by third parties of potential infringement or misappropriation. Regardless of outcome, such claims are expensive to defend and divert the time and effort of our management and operating personnel from other business issues. A successful claim or claims of patent or other intellectual property infringement against us could result in our payment of significant monetary damages and/or royalty payments, or it could negatively impact our ability to sell current or future products in the affected category and could have a material adverse effect on business, cash flows, financial condition or results of operations.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

We plan on relying on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. We will seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors and other third parties. We will seek to protect our confidential proprietary information, in part, by entering into confidentiality and invention or intellectual property assignment agreements with our employees and consultants. Moreover, to the extent we enter into such agreements, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed. In general, any loss of trade secret protection or other unpatented proprietary rights could harm our business, results of operations and financial condition.

S-6

If we are unable to protect our proprietary rights, or if we infringe on the proprietary rights of others, our competitiveness and business prospects may be materially damaged.

We have filed for one industrial design patent in Canada and in the U.S. We may continue to seek patent protection for our designs and may seek patent protection for our proprietary technology if warranted. Seeking patent protection is a lengthy and costly process, and there can be no assurance that patents will be issued from any pending applications, or that any claims allowed from existing or pending patents will be sufficiently broad or strong to protect our designs or our proprietary technology. There is also no guarantee that any patents we hold will not be challenged, invalidated or circumvented, or that the patent rights granted will provide competitive advantages to us. Our competitors have developed and may continue to develop and obtain patents for technologies that are similar or superior to our technologies. In addition, the laws of foreign jurisdictions in which we develop, manufacture or sell our products may not protect our intellectual property rights to the same extent, as do the laws of Canada or the United States.

Adverse outcomes in current or future legal disputes regarding patent and other intellectual property rights could result in the loss of our intellectual property rights, subject us to significant liabilities to third parties, require us to seek licenses from third parties on terms that may not be reasonable or favorable to us, prevent us from manufacturing, importing or selling our products, or compel us to redesign our products to avoid infringing third parties’ intellectual property. As a result, we may be required to incur substantial costs to prosecute, enforce or defend our intellectual property rights if they are challenged. Any of these circumstances could have a material adverse effect on our business, financial condition and resources or results of operations.

Dependence on our proprietary rights and failing to protect such rights or to be successful in litigation related to such rights may result in our payment of significant monetary damages or impact offerings in our product portfolios.

Our long-term success largely depends on our ability to market technologically competitive products. If we fail to obtain or maintain adequate intellectual property protection, we may not be able to prevent third parties from using our proprietary technologies or may lose access to technologies critical to our products. Also, our currently pending industrial design patent or any future patents applications may not result in issued patents, and issued patents are subject to claims concerning priority, scope and other issues.

Furthermore, to the extent we do not file applications for patents domestically or internationally, we may not be able to prevent third parties from using our proprietary technologies or may lose access to technologies critical to our products in other countries.

We have no utility patent protection, and have only limited design patent protection and rely on unregistered copyright and trade secret protection, if we are unable to obtain and maintain patent protection for our products, our competitors could develop and commercialize products and technology similar or identical to ours, and our ability to successfully commercialize our existing products and any products we may develop, and our technology may be adversely affected.

Any failure to obtain or maintain sufficient intellectual property protection with respect to our current and planned products could have a material adverse effect on our business, financial condition, and results of operations.

We rely on trade secret protection to protect proprietary know-how that may not be patentable or that we elect not to patent, processes for which patents may be difficult to obtain or enforce, and any other elements of our products and services that involve proprietary know-how, information or technology that is not covered by patents. However, trade secrets can also be difficult to protect. If the steps taken to maintain our trade secrets are deemed inadequate, we may have insufficient recourse against third parties for misappropriating any trade secrets. Misappropriation or unauthorized disclosure of our trade secrets could significantly affect our competitive position and may have a material adverse effect on our business. Furthermore, trade secret protection does not prevent competitors from independently developing similar technology. To the extent we also rely on copyright protection, it, too, does not prevent competitors from independently developing similar technology.

S-7

Even if we were to obtain additional patent protection, such patents may not issue in a form that will provide us with any meaningful protection, prevent competitors or other third parties from competing with us, or otherwise provide us with any competitive advantage. Any patents that we own may be challenged, narrowed, circumvented, or invalidated by third parties. Consequently, we do not know whether our products will be protectable or remain protected by valid and enforceable patents. Our competitors or other third parties may be able to circumvent our intellectual property by developing similar or alternative technologies or products in a non-infringing manner which could materially adversely affect our business, financial condition, results of operations and prospects.

The Company has made and will continue to make decisions regarding what patents and trademarks and other intellectual property to pursue and maintain in is business judgment balanced against the cost of obtaining and maintaining that IP.

We may not be able to protect our intellectual property and proprietary rights throughout the world.

Third parties may attempt to commercialize competitive products or services in foreign countries where we do not have any patents or patent applications where legal recourse may be limited. This may have a significant commercial impact on our foreign business operations.

We may become involved in intellectual property litigation either due to claims by others that we are infringing their intellectual property rights or due to our own assertions that others are infringing upon our intellectual property rights.

We have not done any investigation of and thus cannot provide assurance that our products or methods do not infringe the patents or other intellectual property rights of third parties.

If our business is successful, the possibility may increase that others will assert infringement claims against us.

Infringement and other intellectual property claims and proceedings brought against us, whether successful or not, could result in substantial costs and harm to our reputation. Such claims and proceedings can also distract and divert management and key personnel from other tasks important to the success of the business. We cannot be certain that we will successfully defend against allegations of infringement of patents and intellectual property rights of others. In the event that we become subject to a patent infringement or other intellectual property lawsuit and if the other party’s patents or other intellectual property were upheld as valid and enforceable and we were found to infringe the other party’s patents or violate the terms of a license to which we are a party, we could be required to do one or more of the following:

●	cease selling or using any of our products that incorporate the asserted intellectual property, which would adversely affect our revenue;
●	pay substantial damages for past use of the asserted intellectual property;
●	obtain a license from the holder of the asserted intellectual property, which license may not be available on reasonable terms, if at all, and which could reduce profitability; and
●

redesign or rename, in the case of trademark claims, our products to avoid violating or infringing the intellectual property rights of third parties, which may not be possible and could be costly and time-consuming if it is possible to do so.

Third-party claims of intellectual property infringement, misappropriation or other violation against may also prevent or delay the sale and marketing of our products.

We may also be subject to claims that our employees, consultants or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers or claims asserting ownership of what we regard as our own intellectual property.

S-8

If we fail in defending any such claims, it could have a material adverse effect on our business, financial condition, and results of operations. Even if we are successful in defending against such claims, litigation could result in substantial costs to us and be a distraction to management.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected. None identified.

Our trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be violating or infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition among potential partners or customers in our markets of interest. At times, competitors or other third parties may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement or dilution claims brought by owners of other trademarks. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business may be adversely affected. Our efforts to enforce or protect our proprietary rights related to trademarks, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources and could adversely affect our business, financial condition, and results of operations.

Additional Risks Related to this Offering.

The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices. As a result, investors may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares of common stock we will issue under the ATM Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Manager as our sales agent at any time throughout the term of the ATM Agreement. The number of shares that are sold by the Manager after delivering a sales notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the Manager. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The Company has issued Notes pursuant to which parties were granted registration rights which have not been satisfied.

Company has entered into agreements pursuant to which certain securities issued by the Company are subject to registration rights. In 2021, the Company issued warrants exercisable into shares of Common Stock (the “Warrants”) and convertible promissory notes (the “Notes”) with a face value of $12,588,000 to certain accredited investors. Including unconverted notes, if they were to convert at an assumed $3.00 conversion price, the Warrants are exercisable and Notes are convertible into approximately 13,095,506 shares of Common Stock of the Company. The Notes and Warrants contain registration rights requiring the Company to use its best efforts to register the shares of Common Stock underlying the each of the Notes and Warrants. While the Company filed a registration statement on Form S-3 with the Securities and Exchange Commission on January 21, 2022, the registration statement has not yet been declared effective by the Securities and Exchange Commission. As such, the Company may be in violation of registration rights pursuant to one or more of the agreements described above, which could result in penalties or claims being filed by investors against the Company and in turn, a decline in the Company’s share price. The Company intends to complete the process of registration of the Common Stock underlying the Notes and Warrants.

We will have broad discretion in how we use the proceeds, and we may use the proceeds in ways in which you and other stockholders may disagree.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our common stock to decline.

Investors in this offering may suffer immediate and substantial dilution in the net tangible book value per share of our common stock.

Because the price per share of common stock in this offering may be substantially higher than the net tangible book value per share of common stock, investors in this offering may suffer immediate and substantial dilution in the net tangible book value per share of common stock. The shares in this offering will be sold at market prices which may fluctuate substantially. For purposes of calculating dilution, we have assumed a sale price of $2.36 per share which was the closing price of our stock on March 15, 2022. However, since the shares may be sold at a variety of prices, these dilution numbers may not be accurate. Assuming that we sell aggregate of 21,186,441 shares of our common stock at a price of $2.36 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on March 15, 2022, for aggregate gross proceeds of $50,000,000, after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $1.642 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2021 after giving effect to this offering at the assumed offering price and to issuances of common stock after December 31, 2021, which includes the issuance of 138,500 shares of common stock as equity-based compensation to an advisor, 248,490 shares of common stock in connection with warrant exercises, and 1,233,190 shares of common stock out of the total to be issued shares obligation it had as of December 31, 2021. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

S-9

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may be less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $50,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the maximum net proceeds from the sale of the shares of common stock that we are offering may be up to approximately $48,320,000, at an assumed offering price of $2.36 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on March 15, 2022, and after deducting the Manager’s commission and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in using these proceeds. Investors will be relying on our judgment regarding the use of the net proceeds from this offering. Pending the use of proceeds as described above, we plan to invest the net proceeds that we receive in short-term and intermediate-term interest-bearing obligations, investment-grade investments, certificates of deposit or direct or guaranteed obligations of the U.S. government. We cannot predict whether the invested proceeds will yield a favorable return.

DILUTION

Purchasers of common stock offered by this prospectus supplement and the accompanying prospectus will suffer immediate and substantial dilution in the net tangible book value per share of common stock. Our net tangible book value on December 31, 2021 was approximately $2,319,071, or approximately $0.048 per share of common stock based upon 48,190,142 shares of common stock outstanding as of December 31, 2021. As at that same date, the Company also had 1,466,718 Exchangeable Shares outstanding that convert directly into shares of common stock, which when combined with its common stock produce an amount equivalent to 49,656,860 outstanding voting securities. Net tangible book value per share is determined by dividing our net tangible book value, which consists of tangible assets less total liabilities, by the number of shares of common stock outstanding on that date.

During the period from January 1 to March 15, 2022, the Company issued 138,500 shares of common stock to as equity-based compensation to an advisor and 248,490 shares of common stock in connection with warrant exercises for cash proceeds of $354,980. In addition, the Company issued 1,233,190 shares of common stock out of the total to be issued shares obligation it had as of December 31, 2021. After giving effect to such issuances of common stock, our net tangible book value as of December 31, 2021 would have been approximately $2,674,051, or approximately $0.056 per share of common stock based upon 49,810,322 shares of common stock outstanding.

S-10

The shares in this offering will be sold at market prices which may fluctuate substantially. For purposes of calculating dilution, we have assumed a sale price of $2.36 per share, which was the closing price of our stock on March 15, 2022.

After giving effect to the sale of our common stock in the aggregate amount of $50,000,000 or 21,186,440 shares, at an assumed offering price of $2.36 per share, after deducting estimated commissions and offering expenses payable by us, and giving effect to the issuances of common stock after December 31, 2021, on a pro forma basis, our adjusted net tangible book value as of December 31, 2021 would have been approximately $50,994,051, or $0.718 per share of common stock. This represents an immediate increase in pro forma net tangible book value of $0.665 per share to existing stockholders and immediate dilution in net tangible book value of $1.642 per share to new investors purchasing our common stock in this offering at the public offering price. The following table illustrates this calculation on a per share basis:

Assumed public offering price per share		$2.3600
Historical net tangible book value per share as of December 31, 2021	$0.0481
Increase in pro forma net tangible book value per share as of December 31, 2021, attributable to current shareholders before giving effect to this offering	$0.0056
Pro forma net tangible book value per share as of December 31, 2021, before giving effect to this offering	$0.0537
Increase in net tangible book value per share attributable to this offering	$0.6646

Pro forma as adjusted net tangible book value per share as of December 31, 2021 after giving effect to this offering		$0.7183

Dilution in net tangible book value per share to new investors purchasing our common stock in this offering		$1.642

The shares subject to the ATM Agreement are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $2.36 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50,000,000 during the term of the ATM Agreement are sold at that price, would increase the dilution in net tangible book value per share to new investors in this offering to $2.572 per share, after deducting estimated offering commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $2.36 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50,000,000 during the term of the ATM Agreement is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $0.589 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.771 per share, after deducting estimated commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The above discussion and table, prior to adjustments and the pro forma adjustment, excludes the following shares of common stock issuable as of December 31, 2021:

●	the exchange of 1,466,718 exchangeable shares, directly exchangeable into an equivalent number of shares of common stock;
●	the exercise of 7,255,945 stock options outstanding, with a weighted average exercise price of $2.3459 per share;
●	the exercise of 9,908,554 warrants outstanding, including 7,111,291 warrants issued on convertible notes with a weighted average exercise price of $1.300 per share, 1,879,722 issued to consultants and other noteholders with a weighted average exercise price of $1.5492 per share, and 917,541 issued to brokers with a weighted average exercise price of $1.8893 per share; and
●	the future potential conversion of Series A and Series B convertible notes with a face value of $1,540,000 and the future potential conversion of 7,200 preferred shares, both of which may occur at prices to be determined based on the future price of the Company’s common stock at the time of conversion.

S-11

DESCRIPTION OF SECURITIES

We are authorized to issue 125,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share, of which 20,000 shares are designed as Series A preferred stock, $.001 par value per share. See “Description of Common Stock” on page 5 of the accompanying prospectus for a description of the material terms of our common stock.

As of March 15, 2022, shares of common stock and shares directly exchangeable into equivalent shares of common stock that were issued and outstanding totaled 51,277,040; these were comprised of 49,810,322 shares of common stock and 1,466,719 exchangeable shares. As of March 15, 2022, there were 7,200 Series A shares of Preferred Stock that were issued and outstanding. There was also one share of the Special Voting Preferred Stock issued and outstanding held by one holder of record, which is the Trustee in accordance with the terms of the Trust Agreement.

Our common stock is traded on the Nasdaq Capital Market under the symbol “BTCY”.

The transfer agent for our common stock is Action Stock Transfer Corporation. Its address is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121; Telephone: (801) 274-1088.

PLAN OF DISTRIBUTION

We have entered into the ATM Agreement with H.C. Wainwright & Co., LLC as Manager, under which we may issue and sell shares of our common stock from time to time through the Manager acting as a sales agent, including sales having an aggregate gross sales price of up to $50,000,000 pursuant to this prospectus supplement.

The Manager may sell the shares of common stock by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. Subject to the terms of the placement notice, Wainwright may also sell the shares of common stock by any other method permitted by law, including in privately negotiated transactions. If we and Wainwright agree on a method of distribution other than sales of shares of our common stock on or through Nasdaq or another existing trading market at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

The Manager will offer the shares of our common stock subject to the terms and conditions of the ATM Agreement on a daily basis or as otherwise agreed upon by us and the Manager. We will designate the maximum number of shares of common stock to be sold through the Manager on a daily basis or otherwise determine such maximum number together with the Manager. Subject to the terms and conditions of the ATM Agreement, the Manager will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock so designated or determined. We may instruct the Manager not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Manger may suspend the offering of shares of common stock being made through the Manager under the ATM Agreement upon proper notice to the other party.

We will pay the Manager commissions, in cash, for its services in acting as agent in the sale of our common stock. Wainwright will be entitled to compensation at a fixed commission rate of 3.0% of the aggregate gross proceeds from each sale of our common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Wainwright for certain specified fees and documented expenses, including the fees and documented expenses of its legal counsel in an amount not to exceed $50,000, as provided in the ATM Agreement. Additionally, pursuant to the terms of the ATM Agreement, we agreed to reimburse the Manager for the documented fees and costs of its legal counsel reasonably incurred in connection with the Manager’s ongoing diligence, drafting and other filing requirements arising from the transactions contemplated by the ATM Agreement in an amount not to exceed $2,500 in the aggregate per calendar quarter. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Manager under the terms of the ATM Agreement, will be approximately $180,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Manager in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Manager may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

S-12

The Manager is not required to sell any certain number of shares or dollar amount of our common stock, but the Manager will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the shares of common stock requested to be sold by us, subject to the conditions set forth in the ATM Agreement. In connection with the sale of the common stock on our behalf, the Manager will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Manager will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Manager against certain civil liabilities, including liabilities under the Securities Act.

Under the terms of the ATM Agreement, we also may sell shares of our common stock to the Manager, as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to the Manager as principal, we will enter into a separate terms agreement with the sales agent and we will describe the agreement in a separate prospectus supplement or pricing supplement.

The offering of our common stock pursuant to the ATM Agreement will terminate as permitted therein.

The Manager and its affiliates may in the future provide various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may in the future receive customary fees. To the extent required by Regulation M, the Manager will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus supplement.

This summary of the material provisions of the ATM Agreement does not purport to be a complete statement of its terms and conditions. We will file a copy of the ATM Agreement as an exhibit to a report under the Securities Exchange Act of 1934, as amended, or the Exchange Act with the Securities and Exchange Commission, which will, upon filing, be incorporated by reference into this prospectus supplement. See the section below entitled “Where You Can Find More Information.”

LEGAL MATTERS

The validity of the shares being offered under this prospectus supplement by us will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. Ellenoff Grossman & Schole LLP is acting as counsel for the Wainwright in this offering.

EXPERTS

Our financial statements as of March 31, 2021, and March 31, 2020 have been incorporated by reference in reliance on the report of SRCO Professional Corporation, an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act. This prospectus supplement does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus supplement:

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 (filed with the SEC on June 22, 2021);

●	our quarterly report on Form 10-Q for the quarter ended December 31, 2021 filed with the SEC on February 14, 2022;

●	our quarterly report on Form 10-Q for the quarter ended September 30, 2021 filed with the SEC on November 4, 2021;

●	our quarterly report on Form 10-Q/A for the Quarter ended June 30, 2021 filed with the SEC on August 17, 2021;

●	our Current Reports on Form 8-K filed with the SEC on January 22, 2021, April 15, 2021, April 27, 2021, June 17, 2021, July 8, 2021, August 17, 2021, August 31, 2021, September 10, 2021, September 13, 2021, November 5, 2021, December 7, 2021, December 8, 2021, December 28, 2021 and March 22, 2022;

●	the description of our common stock included in our Form 8-A12B, filed with the SEC on August 25, 2021; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering.

Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The information about us contained in this prospectus supplement should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Biotricity, Inc., 275 Shoreline Drive, Suite 150, Redwood City, CA 94065.

S-13

$100,000,000

BIOTRICITY INC.

Common Stock

Preferred Stock

Warrants

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $100,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

Our common stock is currently traded on the OTCQB under the symbol “BTCY.” On April 23, 2021, the last reported sales price for our common stock was $2.1900 per share. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the OTCQB or any other securities market or exchange covered by the prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates was approximately $77, 106,884, which was calculated based on 28,038,867 shares of outstanding common stock held by non-affiliates as of March 3, 2021, and a price per share of $2.75, the closing price of our common stock on that same date.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 5, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated August 26, 2021

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $100,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

Unless otherwise noted, references in this prospectus to “Biotricity,” the “Company,” “we,” “our,” or “us” means Biotricity Inc., the registrant, and, unless the context otherwise requires, together with its subsidiaries, including iMedical Innovation Inc., a Canadian corporation (“iMedical”). References to iMedical refer to such company prior to its acquisition by the Company on February 2, 2016.

2

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning:

●	our possible or assumed future results of operations;

●	our business strategies;

●	our ability to attract and retain customers;

●	our ability to sell additional products and services to customers;

●	our cash needs and financing plans;

●	our competitive position;

●	our industry environment;

●	our potential growth opportunities;

●	expected technological advances by us or by third parties and our ability to leverage them;

●	the effects of future regulation; and

●	the effects of competition.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

3

ABOUT BIOTRICITY

Our Business

Biotricity Inc. is a medical technology company focused on biometric data monitoring solutions. Our aim is to deliver innovative, remote monitoring solutions to the medical, healthcare, and consumer markets, with a focus on diagnostic and post-diagnostic solutions for lifestyle and chronic illnesses. We approach the diagnostic side of remote patient monitoring by applying innovation within existing business models where reimbursement is established. We believe this approach reduces the risk associated with traditional medical device development and accelerates the path to revenue. In post-diagnostic markets, we intend to apply medical grade biometrics to enable consumers to self-manage, thereby driving patient compliance and reducing healthcare costs. We intend to first focus on a segment of the diagnostic mobile cardiac telemetry market, otherwise known as MCT, while providing our chosen markets with the capability to also perform other cardiac studies.

We developed our FDA-cleared Bioflux® MCT technology, comprised of a monitoring device and software components, which we made available to the market under limited release on April 6, 2018, in order to assess, establish and develop sales processes and market dynamics. The fiscal year ended March 30, 2020 marked the Company’s first year of expanded commercialization efforts, focused on sales growth and expansion. We have expanded our sales efforts to 20 states, with intention to expand further and compete in the broader US market using an insourcing business model. Our technology has a large potential total addressable market, which can include hospitals, clinics and physicians’ offices, as well as other IDTFs. We believe our solution’s insourcing model, which empowers physicians with state-of-the-art technology and charges technology service fees for its use, has the benefit of a reduced operating overhead for the Company, and enables a more efficient market penetration and distribution strategy. This, when combined with the value the Company’s solution in the diagnosis of cardiac arrhythmias, enhancement of patient outcomes, improved patient compliance, and the corresponding reduction of healthcare costs, is driving growth and increasing revenues.

We are a technology company focused on earning utilization-based recurring technology fee revenue. The Company’s ability to grow this type of revenue is predicated on the size and quality of its sales force and their ability to penetrate the market and place devices with clinically focused, repeat users of its cardiac study technology. The Company plans to grow its sales force in order to address new markets and achieve sales penetration in the markets currently served. The Company has also developed or is developing several other ancillary technologies, which will require application for further FDA clearances, which the Company anticipates applying for within the next twelve months. Among these are:

●	advanced ECG analysis software that can analyze and synthesize patient ECG monitoring data with the purpose of distilling it down to the important information that requires clinical intervention, while reducing the amount of human intervention necessary in the process;

●	the Biotres patch solution, which will be a novel product in the field of Holter monitoring;

●	the Bioflux® 2.0, which is the next generation of our award winning Bioflux®

During the nine months ended December 31, 2020, the Company announced that it received a 510(k) clearance from the FDA for its Bioflux Software II System, engineered to improve workflows and reduce estimated analysis time from 5 minutes to 30 seconds. ECG monitoring requires significant human oversight to review and interpret incoming patient data to discern actionable events for clinical intervention, highlighting the necessity of driving operational efficiency. This improvement in analysis time reduces operational costs and allows the company to continue to focus on excellent customer service and industry-leading response times to physicians and their at-risk patients. Additionally, these advances mean we can focus our resources on high-level operations and sales to help drive greater revenue.

4

Corporate Overview

Our Company was incorporated on August 29, 2012 in the State of Nevada. At the time of incorporation, the name of our company was Metasolutions, Inc. Our name was changed to Biotricity Inc. on January 27, 2016.

Our principal executive office is located at 275 Shoreline Drive, Redwood City, California, and our telephone number is (650) 832-1626. Our website address is www.biotricity.com. The information on our website is not part of this prospectus.

The Acquisition Transaction

On February 2, 2016 we completed our acquisition of iMedical through our indirect subsidiary 1062024 B.C. LTD., a company existing under the laws of the Province of British Columbia (“Exchangeco”) (collectively referred to as the “Acquisition Transaction”). In connection with the closing of the Acquisition Transaction, the former shareholders of iMedical entered into a transaction whereby their existing common shares of iMedical were exchanged for either: (a) shares in the capital of Exchangeco that are exchangeable for shares of our common stock at the same ratio as if the shareholders exchanged their common shares in iMedical at the consummation of the Acquisition Transaction for our common stock (the “Exchangeable Shares”); or (b) shares of our common stock, which (assuming exchange of all such Exchangeable Shares) would equal in the aggregate a number of shares of our common stock that constitute 90% of our issued and outstanding shares as of the date of the closing date of the Acquisition Transaction.

On February 2, 2016, we also entered into an Exchange Agreement with 1061806 BC LTD. (“Callco”), a British Columbia corporation and our wholly owned subsidiary, Exchangeco, iMedical and the former shareholders of iMedical (the “Exchange Agreement”), whereby Exchangeco acquired 100% of the outstanding common shares of iMedical, taking into account the Exchangeable Share Transaction (as defined below). After giving effect to this transaction, we commenced operations through iMedical, as facilitated by our 100% ownership of Exchangeco (other than the Exchangeable Shares) and Callco. Effective on the closing of the Acquisition Transaction, (a) the Company issued approximately 1.197 shares of its common stock in exchange for each common share of iMedical held by iMedical shareholders who in general terms, are not residents of Canada, and (b) shareholders of iMedical who in general terms, are Canadian residents (for the purposes of the Income Tax Act (Canada)) (the “Eligible Holders”) received approximately 1.197 Exchangeable Shares in the capital of Exchangeco in exchange for each common share of iMedical held (collectively, (a) and (b) being, the “Exchangeable Share Transaction”). As part of the Exchangeable Share Transaction, we entered into a Voting and Exchange Trust Agreement (the “Trust Agreement”) with Exchangeco, Callco and Computershare Trust Company of Canada (the “Trustee”).

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus. Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including working capital.

DESCRIPTION OF COMMON STOCK

General

Our authorized capital stock consists of 125,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of April 26, 2021, there were 36,124,964 shares of Common Stock issued and outstanding, and 2,889,978 Exchangeable Shares issued and outstanding that convert directly into common shares, which when combined with Common Stock produce an amount equivalent to 39,014,942 outstanding shares upon the exchange of Exchangeable Shares.

5

Common Stock

Pursuant to Article II of the Amended and Restated By-laws of the Company, each holder of Common Stock and securities exchangeable into Common Stock that vote with the Common Stock are entitled to one vote for each share of Common Stock held of record by such holder with respect to all matters to be voted on or consented to by our stockholders, except as may otherwise be required by applicable Nevada law. Unless the vote of a greater number or voting by classes is required by Nevada statute, the Company’s Articles of Incorporation or its bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the capital stock (or securities exchangeable in accordance with their terms into capital stock of the Company) present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Furthermore, except as otherwise required by law, the Company’s Articles of Incorporation or its bylaws, directors shall be elected by a plurality of the voting power of the capital stock (or securities exchangeable in accordance with their terms into capital stock of the Company) present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

The stockholders do not have pre-emptive rights under our Certificate of Incorporation to acquire additional shares of Common Stock or other securities. The Common Stock is not being subject to redemption rights and carries no subscription or conversion rights. In the event of liquidation of the Company, the stockholders will be entitled to share in corporate assets on a pro rata basis after the Company satisfies all liabilities and after provision is made for each class of capital stock having preference over the Common Stock (if any). Subject to the laws of the State of Nevada, if any, of the holders of any outstanding series of preferred stock, the Board of Directors will determine, in their discretion, to declare dividends advisable and payable to the holders of outstanding shares of Common Stock. Shares of our Common Stock are subject to transfer restrictions.

Transfer Agent and Registrar

Action Stock Transfer Corporation is the transfer agent for our shares of common stock. Its address is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121; Telephone: (801) 274-1088.

Listing

Our common stock is currently quoted on the OTCQB under the symbol “BTCY”.

DESCRIPTION OF PREFERRED STOCK

Blank-Check Preferred Stock

We are currently authorized to issue up to 10,000,000 shares of blank check preferred stock, $0.001 par value per share, of which one share has currently been designated as the Special Voting Preferred Stock (as described below). The Board of Directors has the discretion to issue shares of preferred stock in series and, by filing a Preferred Stock Designation or similar instrument with the Nevada Secretary of State, to establish from time to time the number of shares to be included in each such series, and to fix the designation, power, preferences and rights of the shares of each such Series and the qualifications, limitations and restrictions thereof.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

6

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

Special Voting Preferred Stock

The Board authorized the designation of a class of the Special Voting Preferred Stock, with the rights and preferences specified below. For purposes of deferring Canadian tax liabilities that would be incurred by certain of our shareholders, iMedical and its shareholders have entered into a transaction pursuant to which the eligible holders, who would have otherwise received shares of common stock of the Company pursuant to the Acquisition Transaction, received Exchangeable Shares. The right to vote the Common Stock equivalent of such Exchangeable Shares shall be conducted by the vote of the Special Voting Preferred Stock issued to the Trustee.

In that regard, we have designated one share of preferred stock as the Special Voting Preferred Stock with a par value of $0.001 per share. The rights and preferences of the Special Voting Preferred Stock entitle the holder (the Trustee and, indirectly, the holders of the Exchangeable Shares) to the following:

● the right to vote in all circumstances in which holders of our common stock have the right to vote, with the common stock as one class;

● an aggregate number of votes equal to the number of shares of our common stock that are issuable to the holders of the outstanding Exchangeable Shares;

7

● the same rights as the holders of our common stock as to notices, reports, financial statements and attendance at all stockholder meetings;

● no entitlement to dividends; and

● a total sum of $1.00 upon windup, dissolution or liquidation of the Company.

The Company may cancel the Special Voting Preferred Stock when there are no Exchangeable Shares outstanding and no option or other commitment of iMedical of its affiliates, which could require iMedical or its affiliates to issue more Exchangeable Shares.

As set forth above, the holders of the Exchangeable Shares, through the Special Voting Preferred Stock, have voting rights and other attributes corresponding to the Common Stock. The Exchangeable Shares provide an opportunity for Eligible Holders to obtain a full deferral of taxable capital gains for Canadian federal income tax purposes in specified circumstances.

Series A Preferred Stock

On December 19, 2019, the Company entered into a Securities Purchase Agreement with one accredited investor. Pursuant to the SPA, the company sold 6,000 Shares of its Series A convertible Preferred Stock at a per share price of $1,000 per preferred share and received gross proceeds of $6,000,000.

The Company filed the Certificate of Designations with the Secretary of State of Nevada a Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock (the “Certificate of Designations) with the Sectary of State of the State of Nevada.

Pursuant to the Certificate of Designations the Company designated 20,000 shares of preferred stock as Series A Convertible Preferred Stock (the “Series A Preferred”). The Series A Preferred will not be entitled to any voting rights except as may be required by applicable law.

Commencing 24 months after the issuance date of the Series A Preferred subject to the beneficial ownership limitations in the Certificate of Designations and the Company’s right of redemption, and the holder of Series A Preferred may convert the Series A Preferred into shares of the Company’s common stock on a monthly basis up to 5% of the aggregate amount of the e aggregate amount of the purchase price of the Series A Convertible Preferred purchased by such Holder as adjusted (reduced) to reflect any Series A Convertible Preferred that the Holder has previously converted or no longer owns at a conversion price equal to the greater of $.001 or a 15% discount to the VWAP (as defined in the Certificate of Designations) for the (Company’s Common Stock) five Trading Days immediately prior to the conversion date (the “Conversion Rate”). Additionally, the Company and the Holder may agree to exchange such Holder’s outstanding Preferred Shares for shares of common stock in any common stock financing being conducted by the Company at a 15% discount to the pricing of that financing. Except as required by law the Preferred Shares shall not have any liquidation rights.

From and after the first date of issuance of any Preferred Shares (the “Initial Issuance Date”), dividends shall be paid at the rate of 12% per annum of the amount of the Holder’s (each a “Holder” and collectively the “Holders”) purchase price for the Preferred Shares pursuant to the Securities Purchase Agreement (or similar agreement) between the Company and the Purchaser as adjusted (reduced) to reflect any Series Convertible Preferred That the Holder has previously converted or no longer owns and such dividend shall be paid quarterly provided that the Holder and the Company may mutually agree to accrue and defer any such dividend

The Company may redeem all or part of the outstanding Preferred Shares (i) pursuant to Section 4(c) of the Certificate of Designations and/or (ii) after one year from the date of issuance of such Preferred Shares, by paying an amount equal to the aggregate purchase price paid by the Holder for the Preferred Shares as adjusted (reduced) to reflect any Preferred Shares that the Holder no longer owns multiplied by 110% plus accrued dividends. The Company may exercise its right to redemption by giving notice to the Holders whose Preferred Shares it is seeking to redeem along with the terms and the amounts of such redemption and at such time as the Holder receives a notice of such redemption then the Holder may no longer convert such Preferred Shares and such Preferred Shares shall be deemed to no longer be outstanding.

8

The Series A Convertible Preferred were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

Under the Certificate of Designations no time may all or a portion of the Series A Convertible Preferred Stock be converted if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, the number of shares of Common Stock that would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the 1934 Act and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (the “4.99% Beneficial Ownership Limitation”); provided, however, that, upon the Holder providing the Company with sixty-one (61) days’ advance notice (the “4.99% Waiver Notice”) that the Holder would like to waive this Section 4(e) with regard to any or all shares of Common Stock issuable upon conversion of the Preferred Shares, this Section 4(e) will be of no force or effect with regard to all or a portion of the Series A Convertible Preferred Stock referenced in the 4.99% Waiver Notice but shall in no event waive the 9.99% Beneficial Ownership Limitation.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

9

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

10

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities

●	any delayed delivery arrangements

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

11

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the OTCQB at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of Biotricity Inc. as of and for the years ended March 31, 2020 and 2019 appearing in Biotricty Inc. Annual Report on Form 10-K for the year ended March 31, 2020 have been audited by SRCO Professional Corporation, Chartered Professional Accountants as set forth in its report thereon, included therein , and incorporated by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

12

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	our Annual Report on Form 10-K for the year ended March 31, 2020 filed with the SEC on July 15, 2020;

●	our Quarterly Reports on Form 10-Q for the periods ended June 30, 2020, September 30, 2020, and December 31, 2021, filed with the SEC on August 14, 2020, November 13, 2020, and February 14, 2022, respectively;

●	our Current Reports on Form 8-K filed with the SEC on April 13, 2020, May 11, 2020, June 11, 2020 (as amended by the Current Report on Form 8-K/A filed with the SEC on April 27, 2021), June 26, 2020, July 13, 2020, August 6, 2020, August 13, 2020, November 20, 2020, December 31, 2020 January 22, 2021, February 12, 2021, and April 15, 2021;

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 16, 2020 (File No. 000-56074), including any amendment or report filed for the purpose of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Waqaas Al-Siddiq, Biotricity Inc., 275 Shoreline Drive, Suite 150, Redwood City, CA 94065, telephone number (650) 832-1626.

13

Biotricity, Inc.

Up to $50,000,000

Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

March 22, 2022